UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2024

Sculptor Diversified Real Estate Income Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56566	88-0870670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

9 West 57th Street, 40th Floor New York, NY 10019
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 790-0000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02 Unregistered Sales of Equity Securities.

On May 1, 2024, Sculptor Diversified Real Estate Income Trust, Inc. (the “Company”) issued the following shares based on the respective net asset value per share as of March 31, 2024. The offer, sale, and issuance of these shares were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2), Regulation D and/or Regulation S thereunder.

The following table details the shares issued and gross proceeds:

	Number of Shares Issued	Gross Proceeds
Class E Shares(1)	9,575	$103,675
Class AA Shares(2)	195,700	2,127,000
Total	205,275	$2,230,675
_______________________________________
(1) Class E shares were issued to Sculptor Advisors LLC as payment for accrued management fees.
(2) Includes sales load fees of $27,000 for Class AA Shares.

Item 7.01. Regulation FD Disclosure.

April 2024 Distributions

On April 30, 2024, the Company declared distributions for each class of its common stock in the amounts per share set forth below:

	Gross Distribution	Distribution Fees(1)	Net Distribution
Class E Shares	$0.0627	$—	$0.0627
Class F Shares	$0.0627	$—	$0.0627
Class FF Shares	$0.0627	$0.0044	$0.0583
Class AA Shares	$0.0627	$0.0044	$0.0583
_________________________________________________
(1) On October 1, 2023, both Class FF and Class AA shares became subject to an annual distribution fee of 0.50% per annum of the aggregate NAV of our outstanding Class FF and Class AA shares.

The net distributions for each class of common stock (which represents the gross distributions less distribution fees for the applicable class of common stock) are payable to stockholders of record immediately following the close of business on April 30, 2024 and will be paid on or about May 12, 2024. These distributions will be paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan.

Item 8.01 Other Events.

On April 30, 2024, David Zeiden notified the Company of his resignation as the Company’s Chief Compliance Officer. Mr. Zeiden’s resignation was not due to any disagreement with the Company, its adviser, Sculptor Capital Management, Inc. (together with its affiliates, “Sculptor”) or any of their affiliates. Mr. Zeiden was appointed Chief Legal Officer of Rithm Capital Corp., Sculptor’s parent company. Following Mr. Zeiden’s resignation, on May 2, 2024, the board of directors of the Company appointed Colleen Kilfoyle to serve as the Company’s Chief Compliance Officer.

Ms. Kilfoyle is Managing Director, Chief Compliance Officer, Chief Litigation and Regulatory Counsel for Sculptor, a position she has held since 2024. In her current role, Ms. Kilfoyle oversees Sculptor’s global compliance team and is responsible for managing Sculptor’s global compliance program. Prior to her current role with Sculptor, Ms. Kilfoyle was Managing Director, Head of Litigation and Anti-Corruption Programming. Prior to joining the Firm in 2015, Ms. Kilfoyle was an Associate Attorney with Dickstein Shapiro LLP where her practice focused on complex civil and bankruptcy litigation. Ms. Kilfoyle holds a Bachelor of Arts in History from Boston College and a Juris Doctor from Brooklyn Law School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sculptor Diversified Real Estate Income Trust, Inc.

By:	/s/ Herbert A. Pollard
Name:	Herbert A. Pollard
Title:	Chief Financial Officer

Date:	May 3, 2024